SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No. 1)

Filed by the Registrant [X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement      [  ]  Confidential, for Use of
                                             the Commission Only (as
                                             permitted by Rule 14a-6(e)(2))
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12


                               JOTAN, INC.
               (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                               JOTAN, INC.
                          118 W. Adams Street
                             P.O. Box 836
                      Jacksonville, Florida  32201


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




To be held on May 6, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Jotan, Inc., a Florida corporation (the "Company"), will be held on May 6, 1997 at 12:00 Noon, Eastern Time, at the Omni Jacksonville Hotel, 245 West Water Street, Jacksonville, Florida for the following purposes:

     1. For the holders of Common Stock and Series A Preferred Stock, voting together as a single class, to elect three directors and the holders of Series B Preferred Stock to elect three directors, each to serve a one-year term scheduled to end in conjunction with the next Annual Meeting of Stockholders or until his successor is elected and qualified;

     2.  To consider and vote upon a proposed amendment to the 1996 Long-
Term Incentive Plan that would increase the number of shares of Common Stock issuable thereunder to 2,000,000 shares and establish a 300,000 share limit on the number of options that may be granted to any individual during any calendar year;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 7, 1997 are entitled to notice of and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date, and return the enclosed proxy for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                    By order of the Board of Directors,



                                    David Freedman, Secretary

                                JOTAN, INC.
                          118 West Adams Street
                               P.O. Box 836
                       Jacksonville, Florida  32201



            PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 6, 1997


                               INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jotan, Inc., (the "Company" or "Jotan") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held Tuesday, May 6, 1997 at the Omni Hotel, Jacksonville, Florida, commencing at 12:00 Noon, Eastern time, and any adjournments thereof. The principal executive offices of the Company are located at 118 West Adams Street, Jacksonville, Florida 32202. This Proxy Statement and the accompany Proxy Card are first being mailed to the stockholders on or about April 16, 1997.

     The Company's Annual Report to Stockholders for the year ended December 31, 1996, is being mailed to the stockholders with the mailing of this Proxy Statement.


                              SOLICITATION

     The costs of preparing, assembling and mailing the proxy materials will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock.


                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     Each share of common stock par value $0.01 per share (the "Common Stock") is entitled to one vote at the Meeting, and each share of Series A Preferred Stock, $0.01 par value (the "Series A Preferred Stock") is entitled to two votes per share. The Board of Directors has fixed April 7, 1997, as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 7, 1997, there were outstanding and entitled to vote 5,679,411 shares of Common Stock held by approximately 155 stockholders of record and 1,329,357 shares of Series A Preferred Stock held by one stockholder of record. The holders of a majority of the votes represented by the Common Stock and the Series A Preferred Stock, voting together as a single class (the "Voting Stock"), will constitute a quorum for the Meeting. If a quorum is present, the affirmative vote of the holders of a plurality of the votes represented by the shares of Voting Stock present or represented at the Meeting is required for the election of three Directors; the affirmative vote of the holders of a majority of the votes represented by the shares of Voting Stock voting thereon is required to approve the proposed amendment to the 1996 Long-Term Incentive Plan; and the affirmative vote of the holders of a majority of the votes represented by the Voting Stock present or represented at the Meeting is required for approval of any other matter to be voted upon. Abstentions and broker non-votes each are included in determining the number of shares present at the Meeting, but are not counted in tabulations of the votes cast on proposals.

     All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by execution and delivery of a subsequent proxy or by attending the Meeting, giving notice and voting in person. Please note that a revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by the Proxy.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 7, 1997, concerning beneficial ownership of voting securities of the Company by (i) each person known by the Company to be the owner of more than 5% of each outstanding class of the Company's voting securities, (ii) all directors and nominees, (iii) the individual named in the Summary Compensation Table elsewhere herein, and (iv) all executive officers and directors as a group.

                                            Amount and
                                             Nature of             Percent of
Name and Address                            Beneficial  Percent of     Voting
of Beneficial Owner         Title of Class Ownership(1)    Class(2)   Stock(3)
___________________________ ______________ ____________ ___________ __________
Rice Partners II, L.P. (4)
5847 San Felipe, Suite 4350   Common B       12,096,929      68.0%       59.2%
Houston, TX  77057            Preferred          40,000      80.0

Jeffrey P. Sangalis (5)
5847 San Felipe, Suite 4350   Common         12,096,929      68.0        59.2
Houston, TX  77057            B Preferred        40,000      80.0

Philip A. Davidson (5)
5847 San Felipe, Suite 4350   Common         12,096,929      68.0        59.2
Houston, Texas  77057         B Preferred        40,000      80.0

James P. Wilson (5)
5847 San Felipe, Suite 4350   Common         12,096,929      68.0        59.2
Houston, Texas  77057         B Preferred        40,000      80.0

F-Jotan, L.L.C.
F-Southland, L.L.C. and       Common          5,772,776      50.4        50.4
FF-Southland, L.P. (6)        A Preferred     1,329,357     100.0
702 Oberlin Road, Suite 150   B Preferred        10,000      20.0
Raleigh, NC  27605

Jeremiah M. Callahan (7)      Common          5,772,776      50.4        50.4
702 Oberlin Road, Suite 150   A Preferred     1,329,357     100.0
Raleigh, NC  27605            B Preferred        10,000      20.0

Shea E. Ralph
118 West Adams Street
Jacksonville, FL  32201       Common            950,000      16.7        11.4

Sidney Ralph (8)
70 Fishermans Lane
Ponte Vedra Beach, FL 32082   Common            456,611       8.0         5.5

Thomas P. Fitzpatrick (9)       --                --          --          --

All directors and             Common         18,834,705      80.0        71.9
executive officers as         A Preferred     1,329,357     100.0
a group (8 persons)           B Preferred        10,000      20.0

___________________________

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or the sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security. The number of shares of Common Stock includes the number of shares of Common Stock that are subject to the exercise of options or warrants within 60 days of the date of this Proxy Statement and the number of shares of Common Stock issuable upon conversion of such beneficial owner's shares of Series A Preferred Stock (each of which is immediately convertible into two shares of Common Stock), excluding accrued dividends thereon.

(2) Percent of Class of Common Stock with respect to each beneficial owner of Common Stock was calculated based on the ratio of the number of shares of Common Stock beneficially owned by such beneficial owner to the sum of
(a) the total number of outstanding shares of Common Stock as of April 7, 1997, (b) the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock (each of which is immediately convertible into two shares of Common Stock) held by the applicable beneficial owner and (c) the number of shares of Common Stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days of the date of this Proxy Statement.
Percent of Class of Series A Preferred Stock was calculated based on the ratio of the number of shares of Series A Preferred Stock beneficially owned by such beneficial owner to the total number of outstanding shares of Series A Preferred Stock. Percent of Class of Series B Preferred
Stock was calculated based on the ratio of the number of shares of Series
B Preferred Stock beneficially owned by such beneficial owner to the total number of outstanding shares of Series B Preferred Stock.
(3) Percent of Voting Stock with respect to each beneficial owner was calculated based on the ratio of the number of shares of Common Stock beneficially owned by such beneficial owner to the sum of (a) the total number of outstanding shares of Common Stock as of April 7, 1997, (b) the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock (each of which is immediately convertible into two shares of Common Stock) and (c) the number of shares of Common Stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days of the date of this Proxy Statement.
(4) Includes 12,096,929 shares of Common Stock issuable under warrants owned by Rice Partners, II, L.P.
(5) Jeffrey P. Sangalis and James P. Wilson are principals of Rice, Sangalis, Toole & Wilson, the manager of Rice Partners II, L.P. Philip A. Davidson is a Managing Director of Rice, Sangalis, Toole & Wilson, the manager of
Rice Partners II, L.P. The shares shown as owned by Messrs. Sangalis, Davidson and Wilson are the same shares and consist in each case of the shares owned by Rice Partners II, L.P., which are deemed to be beneficially owned by Messrs. Sangalis, Davidson, and Wilson due to their ability to control Rice Partners II, L.P. with regard to the voting and disposition of such shares.
(6) Includes (i) 5,000 shares of Series B Preferred Stock beneficially owned by FF-Southland, L.P., (ii) 5,000 shares of Series B Preferred Stock beneficially owned by F-Southland, L.L.C., (iii) 1,557,031 shares of Common Stock issuable under warrants owned by FF-Southland, L.L.C.,
(iv) 1,557,031 shares of Common Stock issuable under warrants owned by F-Southland, L.P., and (v) 2,658,714 shares of Common Stock issuable to
F-Jotan, L.L.C. on conversion of 1,329,357 shares of Series A Convertible Preferred Stock owned by F-Jotan, L.L.C. Shares owned by F-Southland,
L.L.C., FF-Southland, L.P. and F-Jotan, L.L.C. (the "Fairview
Shareholders") are deemed to be beneficially owned by all Fairview Shareholders by virtue of having a common manager.
(7) Jeremiah M. Callahan, a director of the Company, is a member of Franklin Street/Fairview Capital, L.L.C., the manager of F-Jotan, F-Southland,
L.L.C. and FF-Southland, L.P. The shares shown as owned by Mr. Callahan are the same shares and consist in each case of the shares beneficially owned by F-Jotan, F-Southland, L.L.C. and FF-Southland, L.P., over which Mr. Callahan has shared voting investment power.
(8)  Sidney Ralph is the father of Shea A. Ralph, President of the Company.
(9)  Nominee for director.



                             CHANGE OF CONTROL

     As of February 28, 1997, the Company issued senior subordinated debt, senior preferred stock and warrants to purchase shares of Common Stock in a transaction (the "Change of Control Transaction") which resulted in a change of control of the Company as more fully described in an Information Statement Pursuant to Section 14(f) of the Securities and Exchange Act of 1934 and Rule 14f-1 thereunder which was mailed to holders of the Company's common stock and Series A Convertible Preferred Stock on or about February 18, 1997. The Company issued to Rice Partners II, L.P., a Delaware limited partnership ("Rice") $7 million of senior subordinated debt and $8 million of its newly created Series B Redeemable Preferred Stock. The Company also issued to F-Southland, L.L.C., a North Carolina limited liability company, and FF-Southland, L.P., a North Carolina limited partnership (collectively, the "Southland Purchasers"), entities affiliated with Franklin Street/Fairview Capital, L.L.C. ("Fairview"), an aggregate of $2 million of senior subordinated debt and $2 million of its Series B Redeemable Preferred Stock. The Company also issued to Rice warrants which, if exercised for an aggregate purchase price of less than $200, would result in Rice owning approximately 51.4% of the Company's issued and outstanding Common Stock, on a fully diluted basis after conversion of the Series A Preferred Stock. The Company also issued to the Southland Purchasers warrants, which, if exercised for an aggregate purchase price of less than $200, and together with the conversion of the Series A Convertible Preferred Stock, would result in affiliates of Fairview owning approximately 24.5% of the Company's issued and outstanding

Common Stock, on a fully diluted basis. The funds received by the Company in the Change of Control Transaction, together with funds obtained through credit facilities established with Banque Paribas, were used by the Company to acquire all of the outstanding capital stock of Southland Holding Company ("Southland") for an aggregate purchase price of approximately $27.5 million and non-competition fees to the shareholders of Southland in the aggregate amount of $6,570,249 and to provide a funding base for additional possible acquisitions.

     In connection with the Change of Control Transaction, Rice was given the right to elect a majority of the members of the Company's Board of Directors for so long as Rice owns at least 10% of the equity interest in the Company that it acquired on February 28, 1997. In addition, the Southland Purchasers were given the right to elect one member of the Company's Board of Directors. The Company's Restated Articles of Incorporation were amended to provide that the Series B Redeemable Preferred Stock (voting separately as a class) has the right to elect a majority of the Board of Directors.

     Rice and the Southland Purchasers were paid a pro rata fee of $225,000 for providing the subordinated debt financing and a pro rata fee of $250,000 for providing the senior redeemable preferred stock financing.

     Two members of the Board of Directors of the Company which approved the Change of Control Transaction, James D. Lumsden and Jeremiah M. Callahan, are members of Fairview, the controlling entity of each of the Southland Purchasers. Fairview also is the controlling entity of F-Jotan, L.L.C., the holder of the Company's Series A Preferred Stock, the consent of which was required and obtained in order to consummate the Change of Control Transaction.

                              PROPOSAL NO. 1
                          ELECTION OF DIRECTORS

     The Board of Directors of the Company has nominated Shea E. Ralph, Jeremiah M. Callahan and Thomas P. Fitzpatrick as directors to stand for election by the holders of the Voting Stock, and the holders of the Series B Preferred Stock, who have the right to elect a majority of the Board of Directors, have nominated Jeffrey P. Sangalis, Philip A. Davidson and James P. Wilson to stand for reelection by such holders (collectively, the "Series B Nominees"). Pursuant to a separate Shareholder Agreement among the Company, F-Jotan, Rice, the Southland Purchasers, Shea E. Ralph and David Freedman,
Mr. Callahan has been nominated as the designee of the Southland Purchasers and Messrs. Sangalis, Davidson and Wilson have been nominated as the designees of Rice, and the parties to the Shareholder Agreement have agreed to vote in favor of such designees. Under such Shareholder Agreement, Rice has the right, but not the obligation, to designate a majority of the members of the Board of Directors and its failure to do so at this time is not a waiver of its right to designate an additional director at a later date in accordance with the provisions of the Shareholder Agreement. All of the individuals nominated except Mr. Fitzpatrick are currently directors of the Company. Only the holders of Series B Preferred Stock have the right to vote for the election of directors to fill the positions held by the Series B Nominees.
The holders of the Voting Stock have the right to vote for the election of the remaining directors. Proxies solicited by the Board of Directors relate only to the election of Mr. Ralph, Mr. Callahan and Mr. Fitzpatrick as its nominees for such directorships. The Company expects each of the nominees to be available to serve as a Director. If, however, Mr. Ralph, Mr. Callahan or Mr. Fitzpatrick is unable or declines to serve for any reason, proxies will be voted (in the absence of any contrary specification by a stockholder) for the election of a substitute nominee selected by the proxy holders.

     All directors hold office until the next annual meeting of Stockholders and until their successors have been duly elected and qualified. For each nominee's beneficial ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The business experience during the past five years of each of the nominees is as follows:

     JEREMIAH M. CALLAHAN is a Principal of Fairview Capital, L.L.C. and has been a director of the Company since July 1996. He has been President of Blue Rhino Corp., a propane distribution company, from June 1994 to December 1995. From 1992 to 1994, Mr. Callahan was also President of DynaPower/Stratopower, a unit of General Signal Corporation and a manufacturer of hydraulic pumps, motors and equipment for the aerospace and industrial markets from 1992 to 1994.

     SHEA E. RALPH has been President, Chief Executive Officer and a director of the Company since March 1994. He has served as Chairman of the Board of the Company since 1994 and served as Vice President of Atlantic Bag & Paper Company from 1988 to 1993. Mr. Ralph founded Jotan in 1993.

     JEFFREY P. SANGALIS has been a director of the Company since February 1997. He is a founding principal of Rice, Sangalis, Toole & Wilson, a private investment firm based in Houston, Texas, which manages Rice Partners II, L.P., a private investment fund organized to invest in subordinated debt and equity securities of middle market companies, and has served in that capacity since 1989. Mr. Sangalis serves as a director of Bayou Steel Corporation, a producer of light structural steel products.

     PHILIP A. DAVIDSON has been a director of the Company since February 1997. He has been a Managing Director since 1993 of Rice, Sangalis, Toole & Wilson, a private investment firm based in Houston, Texas, which manages Rice Partners II, L.P., a private investment fund organized to invest in subordinated debt and equity securities of middle market companies. Prior to 1993, Mr. Davidson was completing his Masters of Business Administration at the University of Texas in Austin.

     JAMES P. WILSON has been a director of the Company since February 1997. He is a founding Principal of Rice, Sangalis, Toole & Wilson, a private investment firm based in Houston, Texas, which manages Rice Partners II, L.P., a private investment fund organized to invest in subordinated debt and equity securities of middle market companies, and has served in that capacity since 1989.

     THOMAS P. FITZPATRICK has been a senior partner at the accounting firm of Coopers and Lybrand since 1973. Mr. Fitzpatrick has been primarily focused in advising domestic and foreign clients on increasing shareholder wealth. His specialties include strategic planning, mergers, acquisitions, divestitures, due diligence, valuation, and other related activities. He has served as a member of the Executive Committee of the firm, as well as Partner-in-Charge of the Investment Committee and of the New York Financial Advisory Services practice. Mr. Fitzpatrick received a B.B.A. from Saint John's University and is a CPA. Effective May 1, 1997, he will become Vice President and Chief Financial Officer of Engelhard Corporation.

     The Board of Directors unanimously recommends a vote "FOR" Mr. Callahan, Mr. Ralph and Mr. Fitzpatrick as its nominees for reelection by the holders of the Voting Stock.



                              PROPOSAL NO. 2
                PROPOSED AMENDMENTS TO LONG-TERM INCENTIVE PLAN

     At their 1996 Annual Meeting, the Company's stockholders approved the Company's Long-Term Incentive Plan (the "Stock Option Plan" or the "Plan"), which provides for the grant of stock options and restricted stock awards to key employees. The Stock Option Plan is intended to advance the Company's interests by providing to the Company's officers and other key employees who have substantial responsibility for the direction and management of the Company or any of its subsidiaries additional incentives to promote the success of the Company's business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the Company's employ. Management believes that the Stock Option Plan is a necessary tool to help the Company compete effectively with other enterprises for the services of new employees and the retention of key employees who may be required for the future development of the Company's business.

     Initially, 740,000 shares were reserved for issuance under the Stock Option Plan. In February 1997, the Company consummated a major business combination through the acquisition of Southland. Equity funding for the acquisition was provided by the sale of Series B Preferred Stock together with warrants to acquire a total of 15,210,991 shares of Common Stock (which would constitute 72.8% of the outstanding Common Stock immediately following issuance and 64.6% on a fully diluted basis after conversion of the Series A Preferred Stock). See "Change of Control." In view of the significant increase in the Company's equity, the Board of Directors believes that it is appropriate to increase the number of shares reserved for issuance under the Stock Option Plan from 740,000 shares to 2 million shares.

     The Board believes that increasing the number of shares issuable pursuant to the Stock Option Plan will give the Company more flexibility in granting options to attract new employees and to retain key employees. Given (i) the substantial increase in the number of Company employees as a result of the acquisition and (ii) the Company's future growth plans, the Board believes that an increase in shares available for issuance under the Stock Option Plan is desirable if the Plan is to provide meaningful incentives to existing and future employees. Accordingly, the Board of Directors recommends that shareholders vote in favor of amending the Stock Option Plan to allow the issuance of a total of 2 million shares thereunder.

     The Board of Directors also has recommended amending the Plan to include a 300,000 share annual limit on the number of options that may be granted to any single individual under the Plan. A limit on the number of options that may be granted to any single individual was omitted through inadvertence from the Plan as originally adopted. Such a limit is a requirement in order for non-qualified stock options to qualify as performance-based compensation under 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) prevents a publicly held corporation from deducting compensation expenses in excess of $1 million per year paid to its chief executive officer or any of its other four most highly compensated officers unless such compensation is performance-based. While the Company's compensation levels are such that the
Section 162(m) limits presently do not apply, a significant increase in the fair market value of the Common Stock conceivably could make Section 162(m) applicable upon the exercise by a senior executive officer of a significant number of options. Accordingly, the Board has recommended that the Plan be amended to include a 300,000 limit on the number of options that may be granted to any individual during any calendar year.

Summary of Stock Option Plan

     Set forth below is a summary of the major features of the Stock Option
Plan.

     Common Stock Subject to the Plan. At present, the maximum number of shares of Common Stock issuable pursuant to the Plan is 740,000 shares. On April 14, 1997, the last sale price for the Common Stock on the Nasdaq OTC Bulletin Board was $1.50 per share. As of the date of this Proxy Statement, stock option awards covering a total of 389,150 shares have been made under the Plan, 274,150 with exercise price of $1.00 per share and 115,000 with an exercise price of $1.43 per share.

     Term of the Plan. Options may be granted under the Stock Option Plan at any time up to and including December 31, 2005, but grants theretofore granted may extend beyond such date. The Stock Option Plan may be abandoned or terminated at any time by the Company's Board of Directors, except with respect to options then outstanding under the Plan.

     Eligibility. Employees of the Company and the Company's subsidiaries are eligible to participate in the Plan (any employee receiving an award under the Plan is hereinafter referred to as a "Participant"). The terms "subsidiary" or "subsidiaries" means any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of option grant, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. As of the date of this Proxy Statement, approximately 179 persons are eligible to receive awards under the Plan. Participants are selected by the Committee (as defined below), in its discretion, based on, among other things, the committee's assessment of those employees who are in a position to contribute materially to the Company's growth and success.

     Administration of the Plan. The Plan is administered by the Compensation Committee or its successor (the "Committee") of the Board of Directors of the Company consisting solely of two or more directors meeting the definition of disinterested person under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who are also outside directors within the meaning of Treasury Regulation S 1.162-27(e)(3) promulgated under the Internal Revenue Code of 1986, as amended.

     The Committee has full and final authority in its discretion, subject to the provisions of the Plan: (1) to determine individuals to whom and the time or times at which options or restricted stock shall be granted and the number of shares of the Common Stock, $.01 par value per share, of the Company, covered by each option or grant of restricted stock; (2) to determine the terms of the option or restricted stock agreements, which need not be identical, including, without limitation, terms covering vesting, and exercise dates and exercise prices of options; (3) to decide all questions of fact arising in the application of the Plan; and (4) to administer and interpret the Plan in all respects. Except as provided herein, all determinations made by the Committee shall be final and conclusive.

     The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board of Directors; provided, however, that the Board may empower the Committee to grant such awards without approval by the Board. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

Terms and Conditions of Options and Restricted Stock

     Executive Stock Options. Subject to the following provisions, all Executive Stock Options shall be in such form and upon such terms and conditions as the Committee determines. The exercise price per share shall be at least 100% of the fair market value of the Common Stock on the date of grant. Executive Stock Options must be exercised not later than ten years from the date of grant (or such shorter period of time as designated by the Committee at the time of grant). Subject to certain conditions and the agreement governing the grant of any particular Executive Stock Option, options may be exercised in whole or in part throughout the term of the Executive Stock Option. Payment for shares upon exercise of an Executive Stock Option shall be made as provided by the Committee at the time of grant in either (i) cash or its equivalent or (ii) by tendering shares of previously acquired Common Stock having a fair market value equal to the exercise price or (iii) by a combination of (i) and (ii). In the absence of a Committee specification, and subject to certain provisions relating to exercisability upon termination of employment, 25% of the shares subject to an Executive Stock Option shall have been earned and become exercisable on each of the first four annual anniversaries of the date of grant.

     Upon a Participant's termination of employment for any reason other than death, disability or retirement, his or her Executive Stock Option shall expire three months after such termination and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of termination. Upon termination by reason of death, disability or retirement, all Executive Stock Options held by the Participant at the time of termination shall become immediately and fully exercisable and shall expire one year following the date of termination. In the case of termination of employment by reason of death, disability or retirement, the Committee may extend the exercise period up to sixty months following the Participant's termination of employment provided that, in no event, shall the exercise period extend beyond ten years from the date of the Executive Stock Option's grant. In the case of a Participant's early retirement, his or her Executive Stock Options can be exercised only with respect to the shares which could have been purchased by the Participant at the date of such early retirement. This limitation is subject to waiver by the Committee. In the case of early retirement, the Participant's Executive Stock Option shall expire within one year from the date of such early retirement. The Committee may limit the time periods within which an Executive Stock Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

     Incentive Stock Options. Generally, Incentive Stock Options are subject to the same terms and conditions as Executive Stock Options; provided however, in the case of a Participant who owns Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the terms of the Incentive Stock Option shall specify that the option price shall at the time of grant be at least 110% of the fair market value of the stock subject to the Incentive Stock Option and such option shall not be exercisable after the expiration of five years from the date such option is granted. Further, Incentive Stock Options shall be subject to any other condition under Section 422 of the Internal Revenue Code or any successor section and the regulations promulgated thereunder.

     Restricted Stock. The Committee may grant shares of stock under a restricted stock agreement, with or without payment by the Participant, as specified by the Committee. Restricted Stock shall be issued in the name of the Participant and deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period unless the Participant makes an election under Section 83(b) of the Internal Revenue Code. Until the restrictions have lapsed, the shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. The Committee may impose such other restrictions as are required by law. Subject to certain provisions, the restrictions shall lapse upon completion of such periods of service or achievement of such conditions as the Committee shall specify in the restricted stock agreement between the Company and the Participant. If a Participant's employment is terminated prior to the lapsing of the restrictions as a result of death, retirement or disability, then the restrictions on such Participant's Restricted Stock shall immediately lapse. If any Participant's employment is terminated prior to the lapsing of restrictions for any reason other than death, disability or retirement, then the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

Federal Tax Consequences of the Stock Option Plan

     Under current federal income tax laws, options granted under the Stock Option Plan will generally have the following consequences. The holder of an Executive Stock Option will recognize no income for federal income tax purposes upon the grant of such non-qualified stock option, and the Company, therefore, receives no deduction at such time. At the time of exercise, however, the holder generally will recognize income, taxable as ordinary income, to the extent that the fair market value of the shares received on the exercise date exceeds the exercise price of the non-qualified stock option. The Company will be entitled to a corresponding deduction for federal income tax purposes in the year in which the non-qualified stock option is exercised so long as either Section 162(m) is inapplicable or its requirements are met. If the shares are held for at least one year and one day after exercise, long-term capital gain will be realized upon disposition of such shares to the extent the amount realized on such disposition exceeds their fair market value on the exercise date.

     If an optionee is awarded an Incentive Stock Option, no income will be recognized for federal income tax purposes at the time of grant or exercise, and the Company will, therefore, not receive any corresponding deduction. However, the excess of the fair market value of the shares of Common Stock received at the date of exercise over the option exercise price will become an item of tax preference to the optionee for purposes of the optionee's alternative minimum tax in the year of exercise. The optionee will be subject to federal income tax when the optionee sells the shares acquired upon the exercise of the Incentive Stock Option. If the optionee holds the shares for more than two years from the date of grant and more than one year from the date the shares were transferred to that person, any gain will be taxed as long-term capital gain. The Company will not be entitled to any deduction for federal income tax purposes as to any amount taxed as long-term capital gain in connection with the sale of shares acquired upon the exercise of an Incentive Stock Option.

Stock Option Plan Amendment

     The Board of Directors may discontinue the Plan at any time and may amend it from time to time, but no amendment, without approval by shareholders, may
(i) increase the total number of shares that may be issued under the Plan (except adjustments made in order to prevent substantial dilution or enlargement of rights under the Plan as a result of a reorganization, recapitalization, stock split, stock dividend, combination of shares, etc.),
(ii) materially modify the eligibility requirements for Participants, (iii) materially increase the benefits accruing to Participants, or (iv) cause the Plan to no longer comply with Rule 16b-3 of the Securities Exchange Act of 1934 or any other federal or state statutory or regulatory requirements.

Plan Benefits

     The following table sets forth information concerning options granted as of the date of this Proxy Statement to the persons and groups listed therein.

                                                Number of
                      Employee               Options Awarded
           _______________________________   _______________
           Shea E. Ralph
             President                            33,000
           David Freedman
             Vice President and CFO              275,000
           Alton E. Thompson
             Vice President of Sales &
             Operations                           28,000
           Executive officers as a group         347,500
           Non-executive officer
             employees as a group                 41,650

           ____________________

           (1) Directors who are not employed by the Company are not eligible to participate in the Plan. No recipients of awards are associates of either directors or executive officers of the Company.


     Future option grants under the Plan are not determinable at this time, nor are the benefits that would have been allocable during the last fiscal year determinable.

Required Vote; Recommendation

     The affirmative vote of a majority of the Voting Stock voting on the proposal is required for the approval of the proposal to increase the number of shares issuable under the Stock Option Plan to 2 million shares and to establish a 300,000 share limit on the number of options that may be granted to any individual during any calendar year. Abstentions and broker non-votes will have no effect on such vote.

                  The Board of Directors Unanimously Recommends
   That the Stockholders Vote "FOR" the Amendments to the Stock Option Plan.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 14 meetings during the year ended December 31, 1996. Each director attended at least 75% of the total number of Board and Committee meetings that they were eligible to attend. The Company's Board of Directors has two standing committees -- the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

     The Audit Committee presently consists of Mr. Ralph and Mr. Davidson.
The Audit Committee has been assigned the principal functions of: (i) recommending the independent auditors; (ii) reviewing and approving the annual report of the independent auditors; (iii) approving the annual financial statements; and (iv) reviewing and approving summary reports of the auditors' findings and recommendations. The Audit Committee (which during 1996 consisted of Mr. Ralph and then director Richard M. Gray) held two meetings during the year ended December 31, 1996.

     The Compensation Committee consists of Mr. Callahan and Mr. Wilson. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. In addition, the Compensation Committee administers the Company's stock option plans. The Compensation Committee (which during 1996 consisted of then directors James D. Lumsden and William A. Hightower) held three meetings during the year ended December 31, 1996.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and Directors and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file reports of initial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. Executive officers, Directors and persons owning more than 10% of the Company's Common Stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on representations that no reports were required for these persons, the Company believes that, during the fiscal year ended December 31, 1996, all filing requirements applicable to its executive officers, Directors, and owners of more than 10% of the Company's Common Stock were complied within a timely manner.

                             EXECUTIVE OFFICERS

     The following table sets forth the names of the executive officers of the Company in addition to Mr. Shea E. Ralph, their ages, their positions with the Company and their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. The term of the current executive officers expires on the date of the first meeting of the Board of Directors held following the 1997 Annual Meeting of shareholders. For information concerning executive officers' ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners" above.

      Name                      Age  Positions with the Company
      _______________________   ___  _____________________________________
      David Freedman             47  Vice President and Chief Financial
                                       Officer
      Alton E. Thompson, Jr.     36  Vice President of Sales & Operations
      John P. Moore              37  Controller


     DAVID FREEDMAN has been Vice President and Chief Financial Officer of Jotan since May 1994. From October 1993 to May 1994, he was founder and President of Tax Concepts, a tax research and consulting company. From 1979 to October 1993, Mr. Freedman was Assistant Vice President-Tax, CSX Corporation.

     ALTON E. THOMPSON, JR. was promoted to Vice President of Sales & Operations in August 1995. He joined Jotan, Inc. as General Manager of its Auburndale distribution center in September 1993. Prior to joining Jotan he worked for over 19 years with Jefferson Smurfit Corp., a producer of corrugated products, in various manufacturing and sales capacities.

     JOHN P. MOORE was hired as corporate controller in April 1995. Prior to joining Jotan, he was controller of Connerty & Associates, a regional franchiser of Outback Steakhouse and Hooters restaurants.


     Executive officers are appointed annually by the Board of Directors, and each executive officers serves at the discretion of the Board of Directors.


                            EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation paid by the Company for services rendered for the fiscal years ended December 31, 1996, 1995 and 1994, to the Company's Chief Executive Officer (the "Named Executive Officer"). No other executive officer of the Company received a salary in excess of $100,000 annually for the periods depicted. No options or SARs were granted during the periods depicted.

                          Summary Compensation Table
                             Annual Compensation

                                                               All Other
Name and Principal Position    Year   Salary ($)  Bonus ($) Compensation ($)
_____________________________  ____   __________  _________ ________________
Shea E. Ralph, Chairman,
President and Chief Executive
Officer                        1996    $70,519      $ -0-      $3,600.(1)
                               1995    $60,599      $ -0-      $  720.(1)
                               1994    $70,484      $ -0-      $   -0-.

______________________
(1)	Car allowance.


Director Compensation

     All directors are reimbursed for expenses incurred in connection with board and committee meetings attended. No other cash compensation is paid to directors for their services as directors. In lieu of cash compensation, each director receives 1,800 shares of Common Stock annually plus 100 additional shares of Common Stock for each meeting of the Board attended. The director Common Stock compensation is based on the period between annual meetings of the shareholders of the Company.

                           EMPLOYMENT AGREEMENTS

     The Company does not have a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. During 1996, the Company entered into a three-year employment agreement with Shea E. Ralph pursuant to which he will receive an annual salary of $85,000 subject to adjustment by the Board of Directors. The employment agreement prohibits the employee from directly or indirectly competing with the Company during and for a period of two years following termination of his employment with the Company. In addition, the employment agreement requires the Company to pay Mr. Ralph his salary for the remaining portion of the three-year term in the event Mr. Ralph's employment is terminated without cause (as such term is defined in the employment agreement).


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the Company's last two fiscal years, there have been no transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of any class of the Company's voting securities, nor any member of any such person's immediate family, except as set forth below.

     Mr. Sidney Ralph, father of the Company's President, Shea E. Ralph owns all of the outstanding shares of common stock of Total Supply Systems, Inc. ("Total Supply"), a private corporation. Total Supply has made certain financial advances to the Company pursuant to an arrangement similar to a line of credit with interest charged at prime plus one percent.

     On December 31, 1993, the Company purchased all of the outstanding capital stock of Atlantic Bag and Paper Company ("Atlantic Bag") from Total Supply in exchange for a $750,000 note payable with Total Supply. On September 8, 1994, the Company refinanced its short-term line-of-credit arrangement and the $750,000 note payable with Total Supply into a convertible subordinated debenture. On February 22, 1995, the Company entered into an agreement with Total Supply whereby the old previous debt agreements (convertible debenture, security, etc.) were canceled and a new agreement put in their place. The revised agreement converts a portion of the face value ($919,833) into shares of Common Stock at fair value (determined to be $3.00 by valuation) and the balance of $750,000 was payable over an 81-week period at $10,000 per week including interest at 9.25%. The balance due under the agreement was paid in full during September 1996.

     The Company also leases two warehouses from Sidney Ralph. The two leases have a term until 2004 and a monthly lease payment of $4,000 and $2,000, respectively.

     On May 16, 1996, F-Jotan invested $2,000,000 in the Company in exchange for 100% of the outstanding Series A Preferred Stock. James D. Lumsden and Jeremiah M. Callahan are members of Fairview, the manager of F-Jotan, and were elected to the Company's Board of Directors in connection with the investment by F-Jotan.

     Effective February 28, 1997, certain related party transactions occurred with respect to the Company and certain directors in connection with the Change of Control Transaction described earlier in this Proxy Statement. (See "Change of Control.")

     In the opinion of management the terms of the aforementioned related transactions are comparable to the terms that would be obtained with unaffiliated third parties.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP served as the Company's independent public accountants for the fiscal year ended December 31, 1996, and, upon the unanimous recommendation of the Company's Board of Directors and its Audit Committee, the Company has selected them to act for the current fiscal year.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will be available to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they so desire.

               DEADLINE FOR SUBMISSION OF STOCKHOLDERS PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Jacksonville, Florida, not later than December 17, 1997.



                                         By Order of the Board of Directors



                                         David Freedman
                                         Secretary


THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE METING AND YOUR COOPERATION WILL BE APPRECIATED.

                               JOTAN, INC.
                           118 W. Adams Street
                      Jacksonville, Florida  32201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Jotan, Inc., a Florida corporation, do hereby nominate, constitute, and appoint Shea E. Ralph or David Freedman, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on April 7, 1997, at the 1997 Annual Meeting of its Stockholders, or at any adjournment thereof.

Proposal No. 1: To elect the following as directors to serve one-year terms scheduled to end in conjunction with the next Annual Meeting of Stockholders or until his successor is elected and qualified:

      [  ]  For: Shea E. Ralph, Jeremiah H. Callahan and Thomas P. Fitzpatrick

      [  ]  Against all nominees

      To withhold authority as to any nominee(s), write name(s) in the space provided:____________________________________________________________________.

Proposal No. 2: To approve amending the Company's Long-Term Incentive Plan to increase the number of shares issuable thereunder to 2 million shares and establish a 300,000 share per person annual option grant limit.

                [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever. Shares represented by this proxy will be voted in accordance with the specifications so made. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                                    _______________________________________
                                    Signature

                                    _______________________________________
                                    Signature if jointly held

                                    Dated: _____________________________, 1997

     PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
     USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.